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                                                                  Exhibit 10.10

                                COMMERCIAL LEASE

        THIS LEASE AGREEMENT, made and entered into this 12th day of March 1996, between PPI HOLDING COMPANY, INC., a Florida corporation, hereinafter referred to as the Lessor, and PERSONALIZED PROGRAMMING, INC., a Florida corporation, hereinafter referred to as the Lessee.

                                  WITNESSETH:

        The Lessor hereby lets to the Lessee, and the Lessee hereby leases from the Lessor, real property located in Alachua County, Florida, hereinafter referred to as the "premises", more particularly described in Exhibit A attached hereto and made part hereof, subject to the terms and provisions hereinafter set forth.

        1. Term. The term of this Lease shall be three (3) years, commencing on April 1, 1996, and ending on March 31, 1999, both dates inclusive, unless sooner terminated or extended as herein provided.

        2. Rent. The Lessee shall pay to the Lessor the annual rent of Three Hundred Twenty Thousand Two Hundred Eighty and 00/100 Dollars ($320,280.00) (based on $10.00 per square foot, i.e., 32,028 square feet x $10.00 = $320,280.00) as follows: Lessee shall pay to Lessor equal monthly installments of Twenty-six Thousand Six Hundred Ninety and 00/100 Dollars ($26,690.00) each, plus applicable state sales tax, in advance and without demand beginning April 1, 1996 and continuing through March 31, 1999. The rent shall be payable at such place as the Lessor shall designate in writing.



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        3.  Net Rent.  It is the intention of the Lessor and the Lessee that the rent herein specified shall be net to the Lessor throughout the term of this Lease, except as may be otherwise specifically provided in this Lease.

        4. Utilities. The Lessee shall pay for all utilities furnished to the premises, such as gas, electricity, and water and sewer service, all of which shall be separately metered, and shall make all necessary utilities deposits. Lessor shall not be responsible or liable for any interruption or failure of utility service.

        5. Insurance on Premises. Lessee shall be responsible for obtaining fire and casualty insurance on the Premises in an amount not less than eighty
(80) percent of its full insurable value. Lessor shall be named as an insured in such policies, and shall deliver appropriate evidence to Lessor annually as proof that adequate insurance is in force. The policy shall require notification of Lessor in the event of termination of the policy.

        6. Licenses. Lessee shall be responsible for obtaining and maintaining at its expense all licenses necessary and required for the operation of the business or businesses conducted by the Lessee on the premises.

        7. Permitted Use and Compliance with Law. The Lessee shall not use or permit the premises to be used for any illegal or improper purpose or permit any disturbance, noise or annoyance whatsoever detrimental to the premises or to adjoining properties or their occupants. The Lessee shall, at its own expense, comply with all requirements of law and with all ordinances, regulations and orders of any State, County, or other public authority affecting the premises.

        8. Lessor's Non-Liability and Lessee's Indemnification for Personal Injury. Lessor shall not be liable to Lessee or its agents or employees or any other person in the Leased



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Premises by Lessee's consent, invitation or license, express or implied, for any damage to property or injury to or death of any person sustained by reason of the condition of the Leased Premises or any part thereof, or arising from the bursting or leaking of any water, gas, sewer or steam pipes, or due to any act or neglect of a co-tenant or other occupant of the Premises or other person therein, or due to any casualty or accident in or about the Premises, irrespective of the cause of such damage or injury and whether or not caused, or alleged to be caused, in whole or in part, by the joint or several negligence, breach of contract, breach of warranty, or other breach of duty on the part of Lessor, its agents or employees. No such occurrence shall be deemed to be an actual or constructive eviction from the Leased Premises or result in an abatement of rental. Lessee agrees to indemnify, hold harmless, and defend Lessor from and against any losses, liabilities, damages, deficiencies, demands, claims, and judgments, arising out of or related to any casualty or accident as described above.

        9. Right of Entry; Safeguarding. The Lessor and its representatives may enter the leased property at any reasonable time for the purpose of inspecting and exhibiting the premises, or to make repairs Lessor deems appropriate.


        10. Assignment and Subletting. The Lessee shall not assign this Lease nor sublet or suffer or permit the premises or any part thereof to be used by others without the prior written consent of the Lessor in each instance. Any consent by the Lessor to any act of assignment or subletting shall be held to apply only to the specific transaction thereby authorized. In the event of default by the Lessee, the Lessor is hereby authorized to collect rents from any undertenant or occupant who may be in possession of said premises or any portion thereof, and, in such event, the Lessor shall apply the net amount so received by it to the rent herein reserved.



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        11.  Surrender of Premises.  On the last day of the term of this Lease or on other termination thereof, the Lessee shall peaceably and quietly leave, surrender, and yield up to the Lessor all and singular and demised premises, in good order and repair, reasonable wear and tear and unavoidable casualty excepted, together with all alterations, additions and improvements.

        12. Alterations and Additions. Subject to the provisions set forth below, and so long as Lessee is not in default, Lessee may at Lessee's expense make non-structural alterations and additions to the premises (such as trade fixtures, additional floor and wall coverings, additional lighting fixtures, etc.) as Lessee deems necessary or desirable for the conduct of Lessee's business, if and to the extent that they do not impair structural soundness, and do not diminish the value of the premises, and are made in a good and first-class workmanlike manner under skilled and competent supervision.

        13. Permits. In making any alteration or addition, Lessee shall obtain all applicable governmental permits and authorizations, and shall comply fully with all applicable laws, ordinances, and governmental regulations, and with all applicable requirements of insurers issuing insurance with respect to the premises, and shall see that any additional hazard relating to construction of the alteration or addition is fully covered by comprehensive liability insurance for the protection of Lessor.

        14. Attorneys' Fees. If at any time it shall be necessary for either party to institute suit, or to retain an attorney to enforce the provisions of this Lease, then the prevailing party shall be entitled to collect from the other party all reasonable attorneys' fees, expenses, and other charges incurred in so doing.



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        15.  Option to Renew.  At the expiration of the original term specified above, if this Lease shall then be in full force and effect and the Lessee shall have fully performed all of its terms and conditions, the Lessee shall have the option to renew this Lease for two (2) additional periods of one (1) year each (the "renewal terms"), such option to be exercised in writing by the Lessee not later than sixty (60) days prior to the expiration of the original term or of the first renewal term. The annual rent for each renewal term shall be an amount equal to the base annual rental for the preceding year as increased by the ratio which the Consumer Price Index for the last preceding calendar year bears to the Consumer Price Index for the year 1996. "Consumer Price Index" is defined as the index designated "Consumer Price Index - U.S. average on all items and commodity groups with 1967 equal to 100", as published by the Bureau of Labor Statistics of the United States Department of Labor. The additional annual rental in excess of the base annual rental due for each renewal term by application of this formula shall be payable in equal monthly installments along with one-twelfth (1/12th) of the base annual rental, said additional payments to commence retroactively the first day of the lease year in question, provided that Lessor shall provide Lessee with a statement of the additional annual amount due and the method of computation of same. It is the intention of this provision that the annual rental to be paid for each lease year shall be adjusted upward so that the rental paid for each lease year shall produce the same income compared to the cost of living which the base annual rental would have produced in the year of 1996. If said Consumer Price Index shall in the meantime be abolished, the rental shall be increased by the method of computing the purchasing value of the dollar which may be established and published as a substitute for the said Consumer Price Index, so that the nearest equivalent basis



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for determining the cost of living shall be used for establishing the annual rental to be paid during each subsequent lease year.

        16. Notices. Any notice which either party to this Lease is required to send to the other under any statutes, decision, or rule of law, or under any provision of this Lease, or which either desires to send or give to the other, shall be in writing any may be served personally or be enclosed in a sealed, post-paid envelope and be sent by registered or certified United States mail, to the last known address of the party to whom the notice is being given.
Such notice shall be deemed given as of the date delivered, if served personally, or as of the date when deposited in any post office box regularly maintained by the United States postal service, if mailed.

        17. Successors and Assigns. The terms, covenants, conditions, provisions and agreements contained in this Lease shall in every case apply to, be binding upon, and inure to the benefit of the parties herein and their respective successors and assigns; it being agreed, however, that no assignment in violation of the provisions of this Lease shall vest any right or title in or to this Lease or to the leasehold estate thereby created.

        18. Partial Invalidity. If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and such term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

        19. Estoppel Letters. At any time, and from time to time, upon not less than fifteen (15) days prior written request by either party, the receiving party shall execute, acknowledge,




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and deliver to the requesting party a statement in writing certifying whether this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified) stating the modifications and the dates to which the annual rent and other charges have been paid and stating whether or not to the best knowledge of the signer of the certificate, the requesting party is in default in performance of any other covenants, agreements, or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge. It is intended that any such statement furnished by the receiving party may be relied upon by the requesting party or by any other person or persons having a valid interest therein.

        20. Landlord-Tenant Relationship. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Lessor and Lessee.

        21. Cumulative Rights. The various rights, powers, options, elections privileges and remedies of each party, whether provided for in the special clauses or elsewhere in this Lease, or whether provided by law or equity, are cumulative and no one of them shall be construed as being exclusive or restrictive of any other.

        22. Non-Waiver. No waiver of any covenants or condition of this Lease by either party shall be deemed to imply or constitute a further waiver of the same covenants or condition or any other covenants or condition of this Lease.



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        23.  Construction of Language.  The terms "Lease," "Lease Agreement,"
or "Agreement" shall be inclusive of each other, also to include renewals, extensions, or modifications of the Lease. Words of any gender used in this Lease shall be held to include any other gender, and words in the singular shall be held to include the plural and the plural to include the singular when the sense requires. The paragraph headings and titles are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

        24. Entire Agreement. This Lease contains and embodies the entire agreement of the parties hereto, and no representations, inducements, or agreements, oral or otherwise, between the parties not contained and embodied herein shall be of any force or effect, and that same may not be modified, changed or terminated, in whole or in part, orally or in any other manner than by an agreement in writing duly signed by all of the parties hereto.

        IN WITNESS WHEREOF, Lessee and Lessor have caused this instrument to be executed as of the date first above written, by their respective officers or parties thereunto duly authorized.

WITNESSES:                                  PERSONALIZED PROGRAMMING, INC.,
                                            a Florida corporation


/s/  Sandra L. Plumb                        By:  /s/  Michael A. Singer
--------------------------------               -------------------------------

--------------------------------
AS TO LESSEE                                            "LESSEE"




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
                                         PPI HOLDING COMPANY, INC., a Florida
                                         corporation


/s/  Sandra L. Plumb                     By:  Michael A. Singer
---------------------------------            -----------------------------------


---------------------------------
As to Lessor                                          "LESSOR"




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DESCRIPTION


Lot 6 of "Whole Life Conservation Estates", a Planned Unit Development, situated in Section 18, Township 8 South, Range 19 East, City of Alachua, Alachua County, Florida, said tract of land being more particularly described as follows:

Commence at a concrete monument at the southwest corner of said Section 18 for a Point of Reference; thence run North 00 deg. 52 min. 29 sec. West, along the west line of said Section 18, a distance of 1309.40 feet to a concrete monument; thence run North 00 deg. 37 min. 51 sec. West, a distance of 18.80 feet to a concrete monument (No. I.D.) located at the southwest corner of Woodland Oaks South Subdivision, a subdivision as per plat recorded in Plat Book "J", page 72 of the Public Records of Alachua County, Florida; thence run North 00 deg. 52 min. 52 sec. West, along the west line of said subdivision and the west line of Woodland Oaks Subdivision, a subdivision as per plat recorded in Plat Book "J", page 71 of said Public Records, a distance of 1386.22 feet to a concrete monument (PLS 1772) found at the northwest corner of said Woodland Oaks Subdivision; thence run North 89 deg. 20 min. 48 sec. East, along the northerly line of said subdivision, a distance of 1165.89 feet to an intersection of said northerly subdivision line with the easterly right-of-way line of Woodland Drive (an 80 foot, non-dedicated right-of-way); thence run North 00 deg. 53 min. 33 sec. West, along said easterly right-of-way line, a distance of 2124.30 feet to an intersection of said easterly right-of-way line with the southerly right-of-way line of County Road N.W. 22 (an 80 foot right-of-way also known as N.W. 156th Avenue); thence run North 79 deg. 05 min. 20 sec. East, along said southerly right-of-way line a distance of 478.99 feet to a found iron pipe (PLS 3456); thence run South 02 deg. 20 min. 55 sec. West, a distance of 828.25 feet to a found concrete monument (PLS 3456); thence run North 89 deg. 06 min. 17 sec. East, a distance of 671.55 feet to a found concrete monument (PLS 3456); thence run North 00 deg. 54 min. 18 sec. West, a distance of 986.29 feet to a found concrete monument (PLS 3456) located on the aforementioned southerly right-of-way line of County Road NW-22; thence run North 65 deg. 00 min. 43 sec. East, along the southerly line, a distance of
229.40 feet to a rebar and cap (PLS 3973) found at the beginning of a curve concave to the southeast, said curve having a radius of 914.95 feet, a total central angle of 24 deg. 23 min. 43 sec. and a chord bearing and distance of North 77 deg. 12 min. 45 sec. East, 386.63 feet, respectively; thence run northeasterly along said curve and said right-of-way line, an arc distance of
389.56 feet to a found rebar and cap (PLS 3973); thence run North 89 deg. 24 min. 26 sec. East along said southerly right-of-way line, a distance of 528.95 feet to a found concrete monument (No. I.D.); thence run South 00 deg. 33 min. 14 sec. East, a distance of 1249.39 feet to a set concrete monument (LB 4665) located at the POINT OF BEGINNING; thence run North 89 deg. 08 min. 33 sec. East, a distance of 1048.01 feet to a set concrete monument (LB 4665); thence run South 00 deg. 26 min.

                          ADDENDUM TO COMMERCIAL LEASE

THIS ADDENDUM, made and entered into as of March 12, 1996, supplements and amends the Commercial Lease between PPI HOLDING COMPANY, INC., ("Lessor") and PERSONALIZED PROGRAMMING, INC. ("Lessee"), dated March 12, 1996 (hereinafter the "Original Agreement").

NOW THEREFORE, Lessor and Lessee further agree as follows:

1. This Addendum modifies and amends the Original Agreement, revoking portions in whole and in part and creating additional covenants. Wherever discrepancies, modifications or revocations appear, the agreements contained in this Addendum shall prevail, any language in the Original Agreement to the contrary notwithstanding. In all other respects the terms and conditions set forth in the Original Agreement shall continue in full force and effect.

2. Maintenance and Repairs.

        (a) The Lessee shall pay for all sewage disposal services, water, gas, heat, electric current and other utilities furnished it or consumed by it, in or upon the leased premises at rates set by local public utility as approved by the public authority having jurisdiction, and will keep the interior of the leased premises and appurtenances, including without limitation fixtures and appliances, as well as the landscape, road, driveway, and parking lot, in good order and repair, and in a clean, safe and healthy condition (exception, however, all repairs made necessary by reason of fire or other unavoidable casualty) at its own cost and expense. Lessor warrants that water, sewer and electric power are available at the leased premises at the beginning of Lessee's obligation to pay rent hereunder.

        (b) Lessor shall maintain the roof, exterior walls and structural components of the buildings upon the leased premises in good condition.


IN WITNESS WHEREOF, the parties hereto have executed this Addendum by a duly authorized representative.


PPI Holding Company, Inc.                    Personalized Programming, Inc.


By:  /s/  Michael A. Singer                  By:  /s/  Michael A. Singer
   --------------------------------             -------------------------------
   Michael A. Singer, President                 Michael A. Singer, President

        This First Amendment to Lease (this "Amendment") dated as of November __, 1996, is made by and between PPI Holding Company, Inc., a Florida corporation ("Lessor"), and Personalized Programming, Inc., a Florida Corporation ("Lessee").

                              W I T N E S S E T H:

        WHEREAS, Lessor and Lessee have heretofore entered into that certain Commercial Lease dated as of March 12, 1996, which lease was supplemented by that certain Addendum to Commercial Lease by and between Lessor and Lessee dated as of March 12, 1996 (collectively, the "Lease"). Capitalized terms used herein and not otherwise defined, shall have the meanings set forth in the Lease; and

        WHEREAS, Lessor and Lessee wish to amend the Lease as hereinafter provided.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree that the Lease shall be amended as follows:

        1. The first sentence of Paragraph 15 is amended by deleting it in its entirety and replacing it with the following sentence: "At the expiration of the original term specified above, if this Lease shall then be in full force and effect and the Lessor and Lessee shall have fully performed all of their respective terms and conditions, the Lessor and the Lessee shall have the option to renew this Lease by mutual consent for two (2) additional periods of one (1) year each (the "renewal terms"), such option to be exercised in writing by both the Lessor and the Lessee not later than sixty (60) days prior to the expiration of the original term or of the first renewal term."

        2. This Amendment may be executed in several counterparts, each of which when executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.

        3. This Amendment and the Lease shall in all respects be governed by, and construed in accordance with, the laws of the State of Florida, including all matters of construction, validity and performance.

        4. This Amendment may not be modified orally, but only by a writing executed by both the Lessor and the Lessee.

        5. The covenants, conditions and agreements contained in this Amendment shall bind and insure to the benefit of the Lessor and the Lessee and their respective legal representatives, successors and assigns, and shall not be enforceable by or inure to the benefit of any third party.

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        6.      Except as provided herein, all provisions, terms and conditions of the Lease shall remain in full force and effect. As amended hereby, the Lease is ratified and confirmed in all respects.



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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                        PPI Holding Company, Inc.



                                        By: /s/  Michael A. Singer
                                           ---------------------------------
                                           Name: Michael A. Singer
                                           Title: President




                                        Personalized Programming, Inc.



                                        By: /s/  Michael A. Singer
                                           --------------------------------
                                           Name: Michael A. Singer
                                           Title: President



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